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                              EMPLOYMENT AGREEMENT

                  THIS AGREEMENT (the "Agreement") is being made as of this 30th day of March, 1999 between iPARTY CORP., a Delaware corporation having its principal offices at 41 East 11th Street, New York, New York 10003 (the "Company"), and DORICE DIONNE , an individual residing at 288 Huron Avenue, Cambridge, Massachusetts 02138 ("Dionne").

                              W I T N E S S E T H :
                              - - - - - - - - - - -

         WHEREAS, the Company desires to employ Dionne and Dionne desires to be employed by the Company as its Senior Vice President - Merchandising, upon the terms and conditions contained herein.

         NOW, THEREFORE, in consideration of the mutual premises and agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

         1. Nature of Employment; Term of Employment. The Company hereby employs Dionne and Dionne agrees to serve the Company as its Senior Vice President - Merchandising upon the terms and conditions contained herein, for a term commencing retroactively as of March 30, 1999 and continuing until the close of business on March 30, 2002 (unless terminated sooner pursuant to the terms hereof, the "Employment Term").

         2. Duties and Powers as Employee. During the Employment Term, Dionne shall be employed by the Company as its Senior Vice President - Merchandising. Dionne agrees to devote substantially all her full working time, energy and efforts to the business of the Company, provided, however, that Dionne may continue to fulfill her duties and obligations to The Big Party Corporation. In performance of her duties to the Company, Dionne shall be subject to the direction of the Chief Executive Officer of the Company. She shall be based in New York City and shall be available to travel as the needs of the Company require.

         3. Compensation.

            (a) As compensation for her services hereunder, during the Employment Term, the Company shall pay Dionne a base salary (the "Base Salary"), payable in equal semi-monthly installments in arrears, at the initial annual rate of One Hundred Thousand Dollars ($100,000); commencing January 1, 2000, the Base Salary Payable to Dionne by the Company


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shall be increased to the annual rate of One Hundred Twenty- Five Thousand
Dollars ($125,000). Additionally, Dionne shall be entitled to participate in the present or future employee benefit plans of the Company provided that she meets the eligibility requirements therefor.

            (b) In addition to the Base Salary provided herein, Dionne may be entitled to receive an annual performance bonus payment as determined in the sole discretion of the Compensation Committee of the Board of Directors of the Company.

            (c) On March 30, 1999, Dionne was granted stock options (the "Initial Options") for an aggregate of 337,500 shares of common stock of the Company pursuant to the iParty Stock Option Plan (the "Plan") which Initial Options vest as follows: (i) provided Dionne remains continuously employed by the Company through March 30, 2000, options for 112,500 shares shall vest on March 30, 2000; and (ii) thereafter, provided Dionne remains continuously employed by the Company on each vesting date, options for an additional 9,375 shares shall vest on the last calendar day of each of the 24 months subsequent to March, 2000 (i.e. 9,375 shall vest on the last day of each month from April, 2000 through March, 2002). The strike price of the Initial Options is the closing price on the date of grant, which price was $3.75 per share.

            (d) Through March 30, 2000, the Company shall reimburse Dionne for all her reasonable commuting expenses relating to travel to New York as required by the Company.

         4. Expenses; Vacations. Dionne shall be entitled to reimbursement for reasonable travel and other out-of-pocket expenses necessarily incurred in the performance of her duties hereunder, upon submission and approval of written statements and bills in accordance with the then regular procedures of the Company. Dionne shall be entitled to vacation time in accordance with the regular procedures of the Company governing senior executive officers as determined from time to time by the Company's Board of Directors. Dionne also shall be eligible to participate in all medical, health and disability benefit programs provided to senior executives of the Company.

         5. Representations and Warranties of Employee. Dionne represents and warrants to the Company that (a) Dionne is under no contractual or other restriction or obligation which is inconsistent with the execution of this Agreement, the performance of her duties hereunder, or


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the other rights of the Company hereunder; and (b) Dionne is under no physical or mental disability that would hinder her performance of duties under this Agreement.

         6. Non-Competition. Dionne agrees that she will not (a) during the period she is employed by the Company engage in, or otherwise directly or indirectly be employed by, or act as a consultant or lender to, or be a director, officer, employee, owner or partner of, any other business or organization that is or shall then be competing with the Company, and (b) for a period of one year after she ceases to be employed by the Company, directly or indirectly compete with or be engaged in the same business as the Company, or be employed by, or act as consultant or lender to, or be a director, officer, employee, owner or partner of, any business or organization which, at the time of such cessation, competes with or is engaged in the same business as the Company, except that in each case the provisions of this Section 6 will not be deemed breached merely because Dionne owns not more than five percent (5.0%) of the outstanding common stock of a corporation, if, at the time of its acquisition by Dionne, such stock is listed on a national securities exchange, is reported on NASDAQ, or is regularly traded in the over-the-counter market by a member of a national securities exchange. Nothing in this Section 6 shall preclude Dionne from continuing in her role as a consultant to The Big Party Corporation, provided however, that it is agreed and understood that Dionne may not be employed by The Big Party Corporation in the event it acquires a presence on the World Wide Web that competes with or is engaged in the same business as the Company.

         7. Confidential Information. All confidential information which Dionne may now possess, may obtain during the Employment Term, or may create prior to the end of the period she is employed by the Company, relating to the business of the Company or of any customer or supplier of the Company shall not be published, disclosed, or made accessible by her to any other person, firm, or corporation during the Employment Term or any time thereafter without the prior written consent of the Company. Dionne shall return all tangible evidence of such confidential information to the Company prior to or at the termination of her employment.

         8. Termination.

            (a) Notwithstanding anything herein contained, if on or after the date hereof and prior to the end of the Employment Term, Dionne is terminated "For Cause" (as defined below) then the Company shall have the right to give notice of termination of Dionne's services


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hereunder as of a date to be specified in such notice, and this Agreement shall terminate on the date so specified. Termination "For Cause" shall mean Dionne shall (i) be convicted of a felony crime, (ii) commit any act or omit to take any action in bad faith and to the detriment of the Company, (iii) intentionally fail to follow any commercially reasonable and lawful direction of the Chief Executive Officer or Board of Directors, (iv) commit an act of fraud against the Company, or (v) breach any term of this Agreement and fail to correct such breach within ten (10) days after written notice of commission thereof.

            (b) In the event that Dionne shall be physically or mentally incapacitated or disabled or otherwise unable fully to discharge her duties hereunder, with reasonable accommodation, for a period of nine months, then this Agreement shall terminate upon 30 (thirty) days' written notice to Dionne, and no further compensation shall be payable to Dionne, except for any accrued and unpaid Base Salary and bonus, if any, as contemplated under Section 3, any accrued and unpaid expenses as contemplated under Section 4 and as may otherwise be provided under any disability insurance policy, if any.

            (c) In the event that Dionne shall die, then this Agreement shall terminate on the date of Dionne's death, and no further compensation shall be payable to Dionne, except for any accrued and unpaid Base Salary and bonus, if any, as contemplated under Section 3, any accrued and unpaid expenses as contemplated under Section 4 and as may otherwise be provided under any insurance policy or similar instrument.

            (d) In the event that this Agreement is terminated "For Cause" pursuant to Section 8(a), then Dionne shall be entitled to receive only the Base Salary at the rate provided in Section 3 to the date on which termination shall take effect.

            (e) In the event that the Company terminates Dionne for any reason other than as provided under Section 8(a), (b), (c) or (d), then this Agreement shall terminate upon thirty (30) days' written notice to Dionne and the Company shall be obligated to pay to Dionne an amount equal to any unpaid expenses as contemplated under Section 4 and a severance payment equal to nine (9) months salary at the Base Salary then in effect, payable in nine (9) equal monthly installments. If this Agreement is not renewed at the end of the Employment Term, such non-renewal shall not be deemed a termination of this Agreement without cause.


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            (f) Nothing contained in this Section 8 shall be deemed to limit any other right the Company may have to terminate Dionne's employment hereunder upon any ground permitted by law.

         9. Merger, Etc. In the event of a future disposition of the properties and business of the Company, substantially as an entirety, by merger, consolidation, sale of assets, sale of stock, or otherwise, then the Company may elect to assign this Agreement and all of its rights and obligations hereunder to the acquiring or surviving entity.

         10. Survival. The covenants, agreements, representations and warranties contained in or made pursuant to this Agreement shall survive Dionne's termination of employment, irrespective of any investigation made by or on behalf of any party.

         11. Modification. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, supersedes all existing agreements between them concerning such subject matter, and may be modified only by a written instrument duly executed by each party.

         12. Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or delivered against receipt to the party to whom it is to be given at the address of such party set forth in the preamble to this Agreement (or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 12). In the case of a notice to the Company, a copy of such notice (which copy shall not constitute notice) shall be delivered to Camhy Karlinsky & Stein LLP, 1740 Broadway, 16th Floor, New York, New York 10019, Attn. Daniel I. DeWolf. Notice to the estate of Dionne shall be sufficient if addressed to Dionne as provided in this Section 12. Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address which shall be deemed given at the time of receipt thereof.

         13. Waiver. Any waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such


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provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

         14. Binding Effect. Dionne's rights and obligations under this Agreement shall not be transferable by assignment or otherwise, such rights shall not be subject to encumbrance or the claims of Dionne's creditors, and any attempt to do any of the foregoing shall be void. The provisions of this Agreement shall be binding upon and inure to the benefit of Dionne and her heirs and personal representatives, and shall be binding upon and inure to the benefit of the Company and its successors and those who are its assigns under Section 9.

         15. Headings. The headings in this Agreement are solely for the convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

         16. Counterparts; Governing Law. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the rules governing the conflicts of laws.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

                            iPARTY CORP.


                            By: /s/ Daniel I. DeWolf
                                ----------------------
                                Name: Daniel I. DeWolf
                                Title: Secretary



                                /s/ Dorice Dionne
                                -----------------
                                Dorice Dionne


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